UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 6, 2006

EURASIA ENERGY LIMITED

(Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

000-50608

(Commission File Number)

98-0414501

(I.R.S. Employer Identification Number)

Downiehills, Blackhills, Peterhead

Aberdeenshire, AB42 3LB, U.K., Scotland

(Address of principal executive offices, including zip code)

+44 (0) 7881 814431

(Registrant's telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Principal Officers;

Election of Directors; Appointment of Principal Officers

Shareholders of Eurasia Energy Limited (the “Registrant”) have elected the Registrant’s new board of directors who will serve until the Registrant’s 2007 annual general meeting.  Shareholders have re-elected Mr. Nicholas W. Baxter and Mr. Gerald R. Tuskey to the board of directors.  Mr. Baxter has served as a director of the Registrant since March 31, 2005.  Mr. Tuskey has served as a director of the Registrant since October 30, 2003.  Messrs. Baxter and Tuskey continue to hold the offices of President, Chief Executive Officer and Chief Financial Officer and Secretary, respectively.  Shareholders also elected as a director, Mr. Roger Thomas, CMG, of London, England, former British Ambassador to Azerbaijan.

Roger Thomas was born in Cardiff in 1945.  He was educated in Wales and at The Leys School, Cambridge.  In 1968, after four years study at the School of Oriental and African Studies (SOAS) of London University, he obtained an Honours Degree in Turkish.

Mr. Thomas joined the Foreign Office in 1968 and first spent three years in London dealing with international maritime law and continental shelf delimitation of all British territories overseas.  In 1971, was posted to the Chancery (the political section) at the British Embassy in Cairo where he dealt with internal and economic affairs of Egypt (and the Yom Kippur War of October 1973).  Between 1974 and 1978 he served at the British Mission to the EC in Brussels and was spokesman for environmental legislation (mainly concerning permissible levels of industrial discharges to air and water).  There followed a three-year term in Turkey as HM Consul, a politically sensitive post after the Timothy Davy case and Midnight Express.

In 1982 Mr. Thomas was posted back to London where he served in the legal affairs division of European Communities Department with responsibility for parliamentary scrutiny of EC legislation.  In 1986 he started an eight year period of living in Germany, first as Commercial Consul in Frankfurt and later as Consul-General in Stuttgart.  This brought him many years of contact with the banking sector (Deutsche, Dresdner and Commerz Banks in particular) and with German industry (Bosch, Daimler, Porsche).

In 1993 Mr. Thomas returned to the Foreign Office in London where he headed a team of analysts on Iraqi WMD.  He was in charge of all British personnel taking part in UNSCOM weapons inspections in Iraq.

From August 1997 to October 2000, Mr. Thomas served as British Ambassador at Baku, Azerbaijan.  The politics of the Caucasus, good government/human rights, and issues relating to oil and pipelines were the most pressing matters of the time.  He was awarded the CMG (Companion of the order of St Michael and St George) in 2000.  After leaving Baku, he was seconded to the Digital Business Division of BP for six months.

Mr. Thomas’s final diplomatic post was as Consul-General in San Francisco where he was custodian of British commercial interests in California, Nevada, Oregon, Washington, Idaho, Montana and Alaska.

Section 8 – Other Events

Item 8.01 – Other Events

The Registrant’s shareholders have also approved the re-appointment of the Registrant’s auditors, Peterson Sullivan PLLC, of Seattle, Washington for the 2006/2007 fiscal year.

The Registrant has adopted an initial stock option plan (the “2006 Option Plan”) under which the Registrant is authorized to issue up to 2,000,000 common shares.  The Registrant’s directors have allocated 1,350,000 options, exercisable at $3.00 per share, to directors, officers and employees.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

(a)

Financial Statements of Business(es) Acquired

Not Applicable

(b)

Pro forma Financial Information

Not Applicable

(c)

Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EURASIA ENERGY LIMITED

Per:

/s/Nicholas W. Baxter

Nicholas W. Baxter,

President, C.E.O. and Director